Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Current Report of PositiveID Corporation (the “Company”) on Form 8-K/A of our audit report dated August 5, 2011 with respect to the financial statements of MicroFluidic Systems as of December 31, 2010 and 2009 and for the years then ended.

We also consent to the incorporation by reference in the Registration Statements of the Company on Form S-8 (Nos. 333-142671, 333-145445, 333-157369, 333-163066 and 333-170958), in Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-161991) and the Registration Statements on Form S-3 (Nos. 333-157696, 333-158625, 333-165849, 333-165850, 333-166359 and 333-168085) of our audit report dated March 25, 2011, with respect to the financial statements of the Company as of December 31, 2010 and 2009 and for the years then ended, in this Current Report on Form 8-K/A.

We also consent to the reference to our firm as “Experts” in the Registration Statements on Form S-3 and Form S-4.

/s/ EisnerAmper LLP

New York, New York

August 5, 2011